UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2003

BUSINESSWAY INTERNATIONAL CORPORATION (Exact name of registrant as specified in its chapter)

FLORIDA (State or other jurisdiction of incorporation)	000-27097 (Commission File Number)	980215778 (IRS Employer Identification No.)

1480 RUE BÉGIN, SAINT-LAURENT, QUEBEC, CANADA (Address of principal executive offices)	H4R 1X1 (Zip Code)

Registrant's telephone number, including area code: (514) 990-4242

N/A (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

N/A

Item 2. Acquisition or Disposition of Assets.

N/A

Item 3. Bankruptcy or Receivership.

N/A

Item 4. Changes in Registrant's Certifying Accountant.

N/A

Item 5. Other Events and Regulation FD Disclosure.

On August 11, 2003, the board of directors of BusinessWay International Corp., a Florida corporation (the "Company") approved and authorized the appointment of Mr. Dominic Heddo as Chief Executive Officer of the Company effective on August 11, 2003. The company announced that Faris Heddo will step down as chief executive officer of the company but will retain the title of President of the company and will remain on the board as a director.

On August 13, 2003, Michele Scott has stepped down as Chief Financial Officer but will remain on the board of the company as a director and secretary. Mr. Fabrice Zambito in addition to holding the position of chairman of the board of the company, he is also appointed by the board of directors to the position of Chief Financial Officer effective on August 13, 2003.

Dominic Heddo is appointed as President of WTE POWER CORPORATION, the company's wholly-owned Canadian subsidiary and he is to act as chairperson of the Energy and Scientific Advisory Board.

DOMINIC HEDDO, B.Sc., has over 39 years of international experience in the field of ORGANIC CHEMISTRY, THERMO ENERGY and PLASTICS. He has many years of experience in business, finance and leading private companies. He will oversee the BUSINESS and SCIENTIFIC DEVELOPMENT of the Company more specifically as concerns WTE POWER CORPORATION and it's future projects and plans.

As of the date of this Report, the directors and executive officers of the Company are now as follows:

Name	Age	Position
Dominic Heddo	74	Chief Executive Officer
Faris Heddo	41	Director and President
Fabrice Zambito	33	Chairman of the Board and Chief Financial Officer
Michele Scott	38	Director and Secretary

Item 6. Resignations of Registrant's Directors.

N/A

Item 7. Financial Statements and Exhibits.

N/A

Item 8. Change in Fiscal Year.

N/A

Item 9. Regulation FD Disclosure.

N/A

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

N/A

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

N/A

Item 12. Results of Operations and Financial Conditions

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESSWAY INTERNATIONAL CORPORATION (Registrant)
Date August 15, 2003	/s/ Fabrice Zambito (Chairman Of The Board)